UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

4

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2024, FTC Solar, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor as the purchaser (the “Investor”). Pursuant to the Purchase Agreement, the Company sold, and the Investor purchased, approximately $15,000,000 in principal amount of senior secured promissory notes (the “Senior Notes”) and warrants (the “Warrants”) (the “Offering”). The Offering closed on December 4, 2024 (the “Closing Date”).

The Senior Notes bear interest at the rate of 11% per annum; provided however, that the Company may, at its option, following notice to the holder, instead increase the outstanding principal amount of the Senior Notes by the amount of such interest at the rate of 13% per annum. Interest is payable semi-annually on the final business day in June and on the final business day in December.

To secure its obligations thereunder and under the Purchase Agreement, the Company and its subsidiaries have granted a security interest over substantially all of their assets to the collateral agent for the benefit of the Investor, pursuant to a security and pledge agreement. At any time prior to December 4, 2026, the Company may redeem some or all of the Senior Notes at a “make-whole” redemption price equal to the sum of undiscounted interest payments that would have otherwise been payable through an additional 12 months following the redemption. At any time on or after December 4, 2026, the Company may redeem some or all of the Senior Notes at a “make-whole” redemption price equal to the sum of undiscounted interest payments that would have otherwise been payable through the earlier of (i) the maturity date of the Senior Notes and (ii) an additional three months following the redemption. The maturity date of the Senior Notes is December 4, 2029. Certain of the Company’s subsidiaries each guaranteed the Company’s obligations under the Senior Notes.

The Warrants are exercisable for five (5) years to purchase an aggregate of 1,750,000 shares of Common Stock at an exercise price of $0.10, subject to adjustment under certain circumstances described in the Warrants.

For ninety days following the Closing Date, in the event that the Company proposes to issue indebtedness under certain circumstances in an aggregate principal amount of up to $25,000,000, the Investor shall have the right to purchase, in the same form and on the same terms and conditions, such indebtedness issued by the Company in an aggregate principal amount of up to $5,000,000, including Warrants to purchase a pro rata amount up to an additional 583,333 shares of Common Stock.

A member of the Board of Directors of the Company, Pablo Barahona, invested $500,000 in the Investor, which was used to finance the purchase price of the Offering.

The Company is utilizing the proceeds of the Offering for balance sheet support, growth acceleration and general corporate purposes.

The issuance of the Senior Notes and Warrants is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. Pursuant to a registration rights agreement, the Company has agreed to file a registration statement registering the resale by the Investor of the maximum number of shares issuable upon exercise of the Warrants. The Company has agreed to file such registration statement with the Securities and Exchange Commission, or SEC, within 27 days following the Closing Date, and seek effectiveness within 75 days following the Closing Date.

The Purchase Agreement and certain other transaction documents have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the parties to the transaction documents or any of their respective affiliates. The representations, warranties and covenants contained in the transaction documents were made only for the purposes of such transaction documents and as of specified dates, were solely for the benefit of the parties to such transaction documents and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the transaction documents instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the transaction documents. Accordingly, they should not rely on the representations, warranties and covenants contained in the transaction documents or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The description of the Senior Notes issued by the Company described in Item 1.01 is incorporated herein.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Offering and the Senior Notes and Warrants issued by the Company described in Item 1.01 is incorporated herein.

Item 8.01	Other Events

On December 4, 2024, the Company issued a press release announcing this offering. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Senior Note
10.1	Purchase Agreement dated December 4, 2024, by and between FTC Solar, Inc. and the purchaser thereto.
10.2	Security and Pledge Agreement, dated December 4, 2024, by and between FTC Solar, Inc. and the parties thereto.
10.3	Registration Rights Agreement, dated December 4, 2024, by and between FTC Solar, Inc. and the parties thereto.
10.4	Guaranty, dated December 4, 2024, made by each of the guarantors party thereto.
99.1	Press release, dated December 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC SOLAR, INC.

Date:	December 4, 2024	By:	/s/ Cathy Behnen
Cathy Behnen, Chief Financial Officer